EXHIBIT 23.1 Consent of K.J. Davis, and Associates L.L.C.
K. J. DAVIS, and Associates L.L.C..
P.O. Box 2235
Stone Mountain, Georgia 30086
(678)471-6979

April 9, 2002
Board of Directors
Investment Technology, Incorporated
5235 Island Chain Road
Las Vegas, NV 89118
Re: Form S-8 Registration Statement; Opinion of Counsel
Dear Members of the Board:
We consent to the use of our opinion as an exhibit
 to the Form S-8 Registration Statement
and to the reference to this firm in any prospectus
 which is incorporated by reference into and
 made a part of the Registration Statement.
Very truly yours,
/s/ K.J. Davis, and Associates L.L.C.
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K.J. Davis, and Associates L.L.C.